Waccamaw Bankshares, Inc. Announces Financial Results for the Third Quarter of 2010

WHITEVILLE, N.C., Nov. 16, 2010 /PRNewswire-FirstCall/ -- "While we were disappointed with the results for the quarter, we are encouraged by the improved financial performance being reported in 2010. Our earnings continue to be reduced by our provision for loan losses but the real estate markets consistently reflect signs of stabilization of real estate values," commented, Jim Graham, President and CEO of Waccamaw Bankshares, Inc.

Third Quarter 2010 Results. For the three months ended September 30, 2010, we reported a net loss to common shareholders of $(742,996), or $(.12) per diluted common share, compared to net income of $331,038, or .06 per diluted share for the same period in 2009, a decrease of $1,074,034 in net income. The Company had a slight decrease in net interest income in the third quarter of 2010 as compared to the second quarter of 2009. A decrease in loan market interest rates, coupled with a $13,590,405 increase in nonaccrual loans, accounted for a $1,176,791 decrease in interest income. This decrease in interest income was partially offset by a $579,557 decrease in interest expense which resulted from a decrease in deposit rates. For the nine-month period ended September 30, 2010, we reported a net loss of $(582,334), or $(.10) per diluted common share, as compared to a net loss of $(1,714,198), or $(.31) per share, for the same period in 2009.

On September 30, 2010, our assets totaled $566,067,090 compared to $533,221,072 on December 31, 2009. Net loans were $301,395,076 compared to $340,020,798 on December 31, 2009. Total deposits on September 30, 2010, were $466,186,200 compared to $433,537,959 at the end of 2009. Stockholders' equity after adjustments for unrealized losses on securities available for sale as required by SFAS No. 115 increased by $2,591,317. At September 30, 2010, tangible book value per share was $2.62, as compared to $3.05 at December 31, 2009.  For more information, see the consolidated balance sheets, the consolidated statements of income, and the consolidated statements of cash flows below.

Loans and Asset Quality.  We continue to maintain a loan portfolio dominated by real estate and commercial loans diversified among various industries.

There has been a decrease of $38.6 million in the loan portfolio over the last nine months.  The allowance for loan losses on September 30, 2010, was $9,412,813 or 3.03% of period end loans compared to $10,148,927 and 2.90% at December 31, 2009. The allowance for loan losses at September 30, 2010 represented 22.66% of impaired loans compared to 24.41% at December 31, 2009. At September 30, 2010 the Bank had loans totaling $36,397,107 in nonaccrual status as compared to $26,010,130 at December 31, 2009. The increase in non-accrual loans includes increases in six non-performing commercial real estate loans. On September 30, 2010, Waccamaw Bank entered into an Asset Purchase and Sale Agreement with Augusta Holdings, LLC ("Augusta") pursuant to which the Bank sold non-accrual commercial and construction and development loans to Augusta, without recourse, for $11,220,136, with no loss to the Bank. The largest non-accrual loan relationship totaled $4,263,370, with the average balance for the one hundred nine non-accrual loans totaling $333,918. At September 30, 2010 there was $3,762,398 in net charge-offs compared to $2,482,575 at September 30, 2009. The result of the above Sale Agreement with "Augusta" resulted in a recovery of three loan relationships totaling $3,408,183 less an estimated reserve of the Purchase Agreement of $1,250,000. There was $12,548 in repossessed assets at September 30, 2010 and $1,600 in repossessed assets at September 30, 2009. At September 30, 2010 there was $10,265,824 in other real estate owned compared to $5,453,713 at September 30, 2009.

Deposits.  Deposits on September 30, 2010, were $466,186,200 compared to $433,537,959 on December 31, 2009. Interest-bearing accounts represented 92.7% of total deposits at September 30, 2010 and 92.4% of total deposits at December 31, 2009. The significant increase in deposits was the result of the Bank taking advantage of low deposit interest rates in the brokered CD market, purchasing brokered CDs of approximately $40,000,000 in the first quarter of 2010.

Investments.

Investments in available for sale securities of $98,020,910 consisted of corporate securities, single issue trust preferred securities, municipal securities, and mortgage backed securities (MBS) at September 30, 2010.

The Bank maintains a portfolio of securities as part of its asset/liability and liquidity management programs which emphasize effective yields and maturities to match its needs. The composition of the investment portfolio is examined periodically and appropriate realignments are initiated to meet liquidity and interest rate sensitivity needs for the Bank.

Held to maturity securities are bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity and which are reported at cost, adjusted by premiums and discounts that are recognized in interest income using the interest method over the period to maturity or to call dates. At September 30, 2010 and at December 31, 2009, the Bank had no investments classified as held to maturity. Available for sale securities are reported at fair value and consist of bonds, notes, debentures and certain equity securities not classified as trading securities or as held to maturity securities.

Unrealized holding gains and losses, net of tax, on available for sale securities are reported as a net amount in a separate component of stockholders' equity. Realized gains and losses on the sale of available for sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Declines in the fair value of individual held to maturity and available for sale securities below cost that are other than temporary are reflected as write-downs of the individual securities to fair value. Related write-downs are included in earnings as realized losses. For the nine month period ended September 30, 2010, there were no impairment write-downs. For the nine month period ended September 30, 2009, the Company wrote down $2,156,820 in two single issue trust preferred securities and $152,656 of stock in Silverton Bank.

Stockholders Equity.  Waccamaw Bankshares, Inc. maintains a strong capital position which exceeds all capital adequacy requirements of Federal regulatory authorities. Total stockholders' equity at September 30, 2010 was $19,745,748 compared to $17,154,431 at December 31, 2009. This $2,591,317 increase was primarily due to unrealized gains on securities available for sale increasing $1,750,144, net of tax, operating loss of $582,334 and the sale of $2,393,801 of common stock through a rights offering to shareholders pursuant to a prospectus dated June 17, 2010.  The per share book value of our common stock as of September 30, 2010 was $2.64.  The per share tangible book value of our common stock as of September 30, 2010 was $2.62.  The Company and the Bank exceed all capital requirements under the applicable federal regulations.  As of September 30, 2010, the Company's Tier 1 risk-weighted capital ratio and total capital ratio were 8.3% and 9.3%, respectively.   At September 30, 2010, the Bank's capital ratios were as follows: Tier 1 leverage ratio, 5.9%, Tier 1 risk-based capital ratio, 8.5% and total risk-based ratio, 10.5%. These capital ratios were sufficient at September 30, 2010 to classify the Bank as “well capitalized” in accordance with the FDIC’s regulatory capital rules.

Waccamaw Bankshares, Inc. Consolidated Balance Sheets September 30, 2010 and December 31, 2009
	(Unaudited)	(Audited)
	September 30,	December 31,
	2010	2009

Assets

Cash and due from banks	$9,347,754	$13,973,474
Cash in escrow	56,307,314	-
Interest-bearing deposits with banks	24,249,610	7,695,499
Federal funds sold	23,360,000	21,315,000
Total cash and cash equivalents	113,264,678	42,983,973

Investment securities, available-for-sale	98,020,910	87,769,319
Restricted equity securities	3,815,550	4,041,350
Loans, net of allowance for loan losses of $9,412,813 in 2010, and $10,148,927 in 2009	301,395,076	340,020,798
Foreclosed assets	10,265,824	4,994,241
Property and equipment, net	16,575,498	17,035,644
Intangible assets, net	167,500	237,270
Accrued income	1,776,252	2,449,081
Bank owned life insurance	6,193,987	18,576,015
Other assets	14,591,815	15,113,381
Total assets	$566,067,090	$533,221,072

Liabilities and Stockholders' Equity

Liabilities
Noninterest-bearing deposits	$34,238,883	$32,940,811
Interest-bearing deposits	431,947,317	400,597,148
Total deposits	466,186,200	433,537,959

Securities sold under agreements to repurchase	20,462,000	20,615,000
Other short-term borrowings	5,900,000	3,500,000
Long-term debt	38,000,000	43,000,000
Junior subordinated debentures	12,372,000	12,372,000
Accrued interest payable	1,339,300	942,689
Other liabilities	2,061,842	2,098,993
Total liabilities	546,321,342	516,066,641

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, Series A, convertible, non-cumulative, non-voting, no par value; 1,000,000 shares authorized; 550 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	9,064	9,064
Common stock, no par value; 50,000,000 shares authorized; 7,466,224 and 5,551,183 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	27,134,544	25,099,770
Retained deficit	(6,323,091)	(5,129,490)
Accumulated other comprehensive loss	(1,074,769)	(2,824,913)
Total stockholders' equity	19,745,748	17,154,431
Total liabilities and stockholders' equity	$566,067,090	$533,221,072

Waccamaw Bankshares, inc. Consolidated Statements of Operations Nine-months ended September 30, 2010 and September 30, 2009 (Unaudited)
	Nine-Months	Nine-Months
	Ended	Ended
	Sept 30, 2010	Sept 30, 2009
Interest income
Loans and fees on loans	$13,176,541	$15,977,468
Federal funds sold and interest earning deposits	129,823	13,914
Investment securities, taxable	2,552,075	3,286,867
Investment securities, nontaxable	286,859	446,400
Total interest income	16,145,298	19,724,649

Interest expense
Deposits	5,296,210	7,445,004
Federal funds purchased and securities sold under agreements to repurchase	506,349	558,197
Short-term borrowings	69,619	253,318
Long-term borrowings	1,685,633	1,651,178
Total interest expense	7,557,811	9,907,697
Net interest income	8,587,487	9,816,952

Provision for loan losses	3,026,284	4,856,894
Net interest income after provision for loan losses	5,561,203	4,960,058

Non-interest income (loss)
Service charges on deposit accounts	2,102,135	2,263,858
Mortgage origination income	270,092	294,983
Income from financial services	68,988	110,423
Earnings on bank owned life insurance	511,632	547,060
Net realized gains on sale or maturity of investment securities	1,481,372	1,354,435
Impairment on investment securities	-	(2,319,476)
Other operating income	906,280	664,607
Total non-interest income	5,340,499	2,915,890

Non-interest expense
Salaries and employee benefits	4,719,850	5,441,093
Occupancy expense	1,543,270	1,566,101
Data processing	856,821	895,189
Regulatory agency expense	1,343,430	848,758
Amortization expense of intangible assets	79,270	145,471
Foreclosed assets, net	1,439,606	-
Other expense	2,265,555	2,248,472
Total non-interest expense	12,247,802	11,145,084
Loss before income taxes	(1,346,100)	(3,269,136)

Income tax benefit	(763,766)	(1,554,938)
Net loss	$(582,334)	$(1,714,198)

Basic loss per share	$(.10)	$(.31)
Diluted loss per share	$(.10)	$(.31)
Weighted average shares outstanding	5,796,701	5,529,540
Diluted average shares outstanding	5,796,701	5,529,540

Waccamaw Bankshares, inc. Consolidated Statements of Operations Quarter ended September 30, 2010 and September 30, 2009 (Unaudited)
	Quarter Ended	Quarter Ended
	Sept 30, 2010	Sept 30, 2009
Interest income
Loans and fees on loans	$4,502,513	$5,488,874
Federal funds sold and interest earning deposits	59,234	11,895
Investment securities, taxable	791,847	968,742
Investment securities, nontaxable	80,775	141,649
Total interest income	5,434,369	6,611,160
Interest expense
Deposits	1,708,456	2,235,730
Federal funds purchased and securities sold under agreements to repurchase	174,967	187,358
Short-term borrowings	28,230	81,563
Long-term borrowings	565,854	552,413
Total interest expense	2,477,507	3,057,064
Net interest income	2,956,862	3,554,096

Provision for loan losses	1,215,670	1,230,048
Net interest income after provision for loan losses	1,741,192	2,324,048

Non-interest income (loss)
Service charges on deposit accounts	717,217	886,191
Mortgage origination income	100,168	91,576
Income from financial services	18,471	56,251
Earnings on bank owned life insurance	137,484	195,787
Net realized gains on sale or maturity of investment securities	833,180	483,758
Impairment on investment securities	-	(10,000)
Other operating income	359,523	100,645
Total non-interest income	2,166,043	1,804,208

Non-interest expense
Salaries and employee benefits	1,548,684	1,736,058
Occupancy expense	551,479	519,374
Data processing	289,972	250,324
Regulatory agency expense	703,279	431,158
Amortization expense of intangible assets	10,667	46,119
Foreclosed assets, net	1,354,201	-
Other expense	763,515	858,244
Total non-interest expense	5,221,797	3,841,277
Income (loss) before income taxes	(1,314,562)	286,979

Income tax expense (benefit)	(571,566)	(44,059)
Net income (loss)	$(742,996)	$331,038

Basic income (loss) per share	$(.12)	$.06
Diluted income (loss) per share	$(.12)	$.06
Weighted average shares outstanding	6,279,731	5,540,833
Diluted average shares outstanding	6,279,731	5,548,564

WACCAMAW BANKSHARES, INC. Consolidated Statements of Cash Flows Nine-months ended September 30, 2010 and September 30, 2009 (Unaudited)
	Nine-Months	Nine-Months
	Ended	Ended
	Sept 30, 2010	Sept 30, 2009
Cash flows from operating activities

Net income (loss)	$(582,334)	$(1,714,198)
Adjustments to reconcile net income to net cash provided (used) by operations:
Depreciation and amortization	621,234	704,609
Stock-based compensation	66,527	92,956
Provision for loan losses	3,026,284	4,856,894
Accretion of discount on securities, net of amortization of premiums	437,850	130,304
Write-down of foreclosed assets	1,612,917	-
Gain on sale of investments	(1,481,372)	(1,354,435)
Impairment of investment securities	-	2,319,476
Income from bank owned life insurance	(511,632)	(547,060)
Changes in assets and liabilities:
Accrued income	672,829	395,449
Other assets	1,130,042	(185,660)
Accrued interest payable	396,611	(251,091)
Other liabilities	(37,151)	(766,349)
Net cash provided by operating activities	5,351,805	3,680,895

Cash flows from investing activities
Purchases of investment securities available-for-sale	(114,552,164)	(83,321,744)
Sales (purchases) of restricted equity securities	225,800	(62,100)
Principal repayments of investments available-for-sale	5,626,480	12,262,146
Net decrease in loans	27,464,450	8,478,686
Sales and maturities of investment securities available-for-sale	100,248,016	77,021,930
Surrender of bank owned life insurance	12,893,660	-
Proceeds from the sale of foreclosed assets	1,250,488	225,745
Purchases of property and equipment	(91,318)	(167,920)
Net cash provided by investing activities	33,065,412	14,436,743

Cash flows from financing activities
Net increase in non-interest-bearing deposits	1,298,072	2,355,202
Net increase in interest-bearing deposits	31,350,169	3,843,076
Net decrease in securities sold under agreements to repurchase	(153,000)	(691,000)
Proceeds (repayments) from short-term borrowings	2,400,000	(3,500,000)
Repayments of long-term debt	(5,000,000)	(2,500,000)
Stock issuance costs	(425,554)	(54,230)
Proceeds from issuance of common stock	2,393,801	-
Net cash (used in) provided by financing activities	31,863,488	(546,952)
Net increase in cash and cash equivalents	70,280,705	17,570,686

Cash and cash equivalents, beginning	42,983,973	15,913,493
Cash and cash equivalents, ending	$113,264,678	$33,484,179

Supplemental disclosure of cash flow information
Interest paid	$7,161,200	$10,158,788
Taxes paid	$-	$38,000
Conversion of common stock to preferred stock	$-	$ 343,993

Supplemental disclosure of noncash activities
Real estate acquired in settlement of loans	$8,134,988	$4,722,626

Waccamaw Bank, the primary subsidiary of Waccamaw Bankshares, Inc., is a state chartered bank operating seventeen offices in Whiteville, Wilmington, Shallotte (2), Sunset Beach, Oak Island, Holden Beach, Chadbourn, Tabor City, Southport (2) and Elizabethtown, North Carolina. Offices in South Carolina include Little River, Conway (2), Myrtle Beach, and Heath Springs.  In addition to primary banking operations, the Bank's Investment Group provides consumer investment and insurance services. Common stock of Waccamaw Bankshares, Inc. is listed on the NASDAQ Market and trades under the symbol WBNK.  Additional corporate information, product descriptions, and online services can be located on the Bank's website at http://www.waccamawbank.com.

Information in the press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition.  Additional factors that could cause actual results to differ materially are discussed in Waccamaw Bankshares, Inc.'s recent filings with the Securities Exchange Commission, including but not limited to its Annual Report on Form 10-K and its other periodic reports.

CONTACT:  Jim Graham, President and CEO, +1-910-641-0044